Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-4
*CUSIP: 21988G700

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 17, 2006.

INTEREST ACCOUNT
----------------


Balance as of July 15, 2005.....                                                                      $0.00
         Scheduled Income received on securities.....                                         $2,475,077.00
         Unscheduled Income received on securities.....                                               $0.00
         Interest portion of Call Price received upon exercise of Call Rights by                $ 27,500.76
         100% of the holders thereof.....

LESS:
         Distribution of January 15, 2006 interest to the Certificate Holders.....           -$2,475,068.75
         Distribution of January 17, 2006 interest portion of Call Price to the                 -$27,500.76
         Certificate Holders.....
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$8.25
Balance as of January 17, 2006.....                                                                    0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of July 15, 2005.....                                                                      $0.00
         Scheduled principal payment received on securities.....                                      $0.00
         Principal portion of Call Price received upon exercise of Call Rights by            $56,573,000.00
         100% of the holders thereof.....

LESS:
         Distribution of principal to Certificate Holders on January 17, 2006.....          -$56,573,000.00
         Distribution of $61,325,000 principal amount of underlying securities to                    -$0.00
         Call Rights Holder on January 17, 2006.....
Balance as of January 17, 2006.....                                                                   $0.00


                  UNDERLYING SECURITIES HELD AS OF              January 17, 2006


            Principal Amount      Title of Security
            ----------------      ---------------------------------------------
                       $0.00      Safeco Capital Trust I 8.072% Series B Capital
                                  Securities due July 15, 2037
                                  *CUSIP: 786427AC8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.